CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2006 in the Registration Statement (Form SB-2) and related Prospectus of Stockgroup Information Systems Inc. for the registration of 3,533,334 shares of its common stock.

/s/ Ernst & Young LLP

Vancouver, Canada
June 11, 2007